As filed with the Securities and Exchange Commission on May 15, 2012.
Registration No. 333-143165

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-effective Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CENTRAL VIRGINIA BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1467806 (I.R.S. Employer Identification Number)

2036 New Dorset Road, P.O. Box 39
             Powhatan, Virginia                                                                                                           23139
 (Address of Principal Executive Offices)                                                                                                           (Zip Code)
__________________

CENTRAL VIRGINIA BANKSHARES, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Herbert E. Marth, Jr.
President and Chief Executive Officer
Central Virginia Bankshares, Inc.
2036 New Dorset Road, P.O. Box 39
Powhatan, Virginia 23139
(Name and address of agent for service)

(804) 403-2000
(Telephone number, including area code, of agent for service)
___________

Indicate by check mark whether the registration is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer □	Accelerated filer □
Non-accelerated filer □ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the registration statement on Form S-8 is being filed in order to deregister all securities remaining unissued under that certain registration statement on Form S-8 (File No. 333-143165) (the “Registration Statement”) which was filed on May 22, 2007 to register 420,000 shares (as adjusted for common stock dividends) of the common stock of Central Virginia Bankshares, Inc. (the “Company”) issuable under the Central Virginia Bankshares, Inc. Employee Stock Purchase Plan (the “Plan”).

The Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement, in accordance with the undertakings of the Company in Part II of the Registration Statement, to remove from registration the 420,000 shares of common stock that had been registered for issuance but remain unsold under the Plan as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Powhatan, Commonwealth of Virginia, on May 15, 2012.

CENTRAL VIRGINIA BANKSHARES, INC.

By:	/s/ Herbert E. Marth, Jr.
Herbert E. Marth, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Herbert E. Marth, Jr.	President and Chief Executive	May 15, 2012
Herbert E. Marth, Jr.	Officer and Director (Principal Executive Officer)
/s/ Robert B. Eastep	Senior Vice President and Chief	May 15, 2012
Robert B. Eastep	Financial Officer (Principal Financial and Accounting Officer)
/s/ James T. Napier	Chair of the Board of Directors	May 15, 2012
James T. Napier
/s/ Roseleen P. Rick	Vice Chair of the Board of	May 15, 2012
Roseleen P. Rick	Directors
/s/ Elwood C. May	Secretary of the Board of	May 15, 2012
Elwood C. May	Directors
/s/ Kemper W. Baker, Jr.	Director	May 15, 2012
Kemper W. Baker, Jr.

Signature	Title	Date
/s/ Clarke C. Jones	Director	May 15, 2012
Clarke C. Jones
/s/ William C. Sprouse, Jr.	Director	May 15, 2012
William C. Sprouse, Jr.
/s/ Phoebe P. Zarnegar	Director	May 15, 2012
Phoebe P. Zarnegar